UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

June 27, 2024
Date of Report (Date of earliest event reported)

TSS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-33627	20-2027651
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 E. Old Settlers Road
Round Rock, Texas		78664
(Address of principal executive offices)		(Zip Code)

(512) 310-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of this Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 27, 2024, TSS, Inc. (the “Company”) issued a press release announcing the appointment of Karl Todd Marrott as Chief Operating Officer of the Company, effective July 1, 2024. A copy of the press release is being furnished herewith as Exhibit 99.1.

Mr. Marrott joined the Company in 2022 and most recently served as Senior Vice President of Operations. Mr. Marrott brings a wealth of experience and expertise that has since driven significant improvements across the Company’s organization. Prior to joining the Company, Mr. Marrott held the position of Vice President of Operations at Applied Technical Services from 2019 to 2022.

Mr. Marrott and the Company are currently parties to an Employment Agreement, dated October 26, 2022. Effective July 1, 2024, the Company has agreed to increase Mr. Marrott’s base salary to $300,000.

In connection with Mr. Marrott’s appointment to Chief Operating Officer, the Company and Mr. Marrott entered into an award agreement, dated June 27, 2024. In accordance with the terms of the award agreement, Mr. Marrott received 250,000 shares of restricted stock, vesting in equal annual installments on the first and second anniversaries of the grant date. A copy of Mr. Marrott’s award agreement is filed as Exhibit 99.2 to this Form 8-K and incorporated by reference into this description.

Item 9.01.	Financial Statements and Exhibits.

99.1	Press Release, dated June 27, 2024
99.2	Award Agreement, dated June 27, 2024, between TSS, Inc. and Todd Marrott
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSS, INC.

By:	/s/ Darryll Dewan
Darryll Dewan
Chief Executive Officer

Date: June 27, 2024